MYTRAVELGUIDE.COM, INC.

(FORMERLY DILIGENCIA TECHNOLOGIES, INC.)

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

MARCH 31, 2001 AND MARCH 31, 2000

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TABLE OF CONTENTS

Page Number

INDEPENDENT ACCOUNTANT'S REPORT....................................1

FINANCIAL STATEMENT:

Balance Sheets......................................................................................2

Statement of Operations and Deficit

Notes to the Financial Statements........................................................6-7

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INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors and Stockholders

of MyTravelGuide.com, Inc.

Las Vegas, Nevada

I have reviewed the accompanying balance sheets of

MyTravelGuide.com, Inc. for the three month periods

Ended March 31, 2001 and March 31, 2000. These financial

Statements are the responsibility of MyTravelGuide.com, Inc.'s

Management

I conducted my review in accordance with standards

established by the American Institute of Certified Public

Accountants. A review of interim financial consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, no

such opinion is expressed.

Based on my review, I am not aware of any material

modifications that should be made to the accompanying

financial statements for them to be in conformity with

generally accepted accounting principles established by the

American Institute of Certified Public Accountants.

/s/ DAVID COFFEY

David Coffey C.P.A.

Las Vegas, Nevada

May 3, 2001

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MYTRAVELGUIDE.COM, INC.

(FORMERLY DILIGENCIA TECHNOLOGIES, INC.)

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS



	Period Ending March 31 2001	Period Ending March 31 2000
ASSETS
Cash	$3,673	$41
Deposits	520	0
Total Assets	$4,193	$41
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$11,786	$2,400
Notes payable	33,500	0
Interest payable	701	0
Total Liabilities	45,987	2,400
Stockholders' Equity
Common stock, authorized 50,000,000 shares at $.001 par value, issued and outstanding 3,470,000 shares and 200,000 shares, respectively after giving effect to a 17 for 1 stock split on June 21, 2000.	3,470	200
Additional paid-in capital.	40,630	8,900
Deficit accumulated during the development stage.	(85,894)	(11,459)
Total Stockholders' Equity	(41,794)	(2,359)
Total Liabilities and Stockholders' Equity	$4,193	$41



The accompanying notes are an integral part of these financial statements.

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MYTRAVELGUIDE.COM, INC.

(FORMERLY DILIGENCIA TECHNOLOGIES, INC.)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS AND DEFICIT

ACCUMULATED DURING THE DEVELOPMENT STAGE

(With Cumulative Figures From Inception)



	Three months ending March 31, 2001	Three months ending March 31, 2000	From Inception, Dec. 3, 1998 to March 31, 2001
Advertising revenues.	$763	$0	$10,756
Interest earned.	20		360
Total Income	783	0	11,116
Expenses
Organizational expense	0	0	400
Advertising	1,640	0	1,640
Internet expenses	2,703	0	4,655
Licenses and fees	77	0	77
Consulting	0	0	23,994
Professional fees	8,714	1,000	15,964
Contract labor	1,611	0	29,611
Outside services	1,605	0	1,605
Rent	2,042	0	3,638
Office expenses	1,606	0	5,118
Repairs and maintenance	113	0	113
Administration	8,168	0	9,494
Interest expense	569	0	701
Total expenses	28,848	1,000	97,010
Net loss	(28,065)	(1,000)	(85,894)
Retained earnings beginning of period.	(57,829)	(10,459)
Deficit accumulated during the development stage.	(85,894)	(11,459)
Earnings (loss) per share assuming dilution, after giving effect to a 17 for 1 stock split on June 21, 2000:
Net loss	$(0.01)	$(0.01)	$(0.06)
Weighted average shares outstanding.	3,470,000	200,000	1,357,143



The accompanying notes are an integral part of these financial statements.

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MYTRAVELGUIDE.COM, INC.

(FORMERLY DILIGENCIA TECHNOLOGIES, INC.)

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM DECEMBER 3, 1998 (Date of Inception) TO

MARCH 31, 2001



	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total
Balance, December 3, 1998.	---	$---	$---	$---	$---
Issuance of common stock for cash December, 1998.	100,000	100	0	0	100
Less net loss.	0	0	0	(400)	(400)
Balance, December 31, 1998.	100,000	100	0	(400)	(300)
Issuance of common stock for cash March, 1999.	100,000	100	9,900	0	10,000
Less offering costs.	0	0	(1,000)	0	(1,000)
Less net loss.	0	0	0	(10,059)	(10,059)
Balance, December 31, 1999.	200,000	200	8900	(10,459)	(1,359)
Stock split 17 shares for each 1 owned, June 21, 2000.	3,200,000	3,200	(3,200)	0	0
Issuance of common stock for cash, June 27, 2000.	70,000	70	34,930	0	35,000
Less net loss.	0	0	0	(47,370)	(47,370)
Balance, December 31, 2000.	3,470,000	3,470	40,630	(57,829)	(13,729)
Less net loss.	0	0	0	(28,065)	(28,065)
Balance, March 31, 2001.	3,470,000	$3,470	$40,630	$(85,894)	$(41,794)



The accompanying notes are an integral part of these financial statements.

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MYTRAVELGUIDE.COM, INC.

(FORMERLY DILIGENCIA TECHNOLOGIES, INC.)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(With Cumulative Figures From Inception)



	Three Months Ending March 31, 2001	Three Months Ending March 31, 2000	From Inception, Dec. 3, 1998 to March 31, 2001
CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net loss.	$(28,065)	$(1,000)	$(85,894)
Non-cash items included in net loss.	0	0	0
Adjustments to reconcile net loss to cash used by operating activity.
Deposits.	(520)	0	(520)
Accounts payable..	9,386	1,000	11,786
Notes payable.	13,500	0	33,500
Interest payable.	569	0	701
NET CASH PROVIDED BY OPERATING ACTIVITIES.	(5,130)	0	(40,427)
CASH FLOWS USED BY INVESTING ACTIVITIES.	0	0	0
NET CASH USED BY INVESTING ACTIVITIES.	0	0	0
CASH FLOWS FROM FINANCING ACTIVITIES.
Sale of common stock.	0	0	3,470
Paid-in capital.	0	0	41,630
Less offering costs.	0	0	(1,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES.	0	0	44,100
NET INCREASE IN CASH	(5,130)	0	3,673
CASH AT BEGINNING OF	8,803	41
CASH AT END OF PERIOD.	3,673	41
Supplemental disclosure of effect of
Increase in par value of common stock issued and outstanding.			$3,200
Decrease in value of paid-in capital in excess of par value.			$(3,200)



The accompanying notes are an integral part of these financial statements.

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MYTRAVELGUIDE.COM, INC.

(FORMERLY DILIGENCIA TECHNOLOGIES, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2001 AND MARCH 31, 2000

NOTE A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated on December 3, 1998, under

the laws of the State of Nevada. The business purpose of

the Company is to engage in internet web page design and

internet consulting. Subsequently, on February 25, 2000,

the Company changed its name to MyTravelGuide.com, Inc.

and changed its business purpose to the marketing of

travel-related services using the internet.

The Company will adopt accounting policies and procedures

based upon the nature of future transactions.

NOTE B: OFFERING COSTS

Offering costs are reported as a reduction in the amount

of paid-in capital received for sale of the shares.

NOTE C: EARNINGS (LOSS) PER SHARE

Basic EPS is determined using net income divided by

the weighted average shares outstanding during the

period. Diluted EPS is computed by dividing net income

by the weighted average shares outstanding, assuming

all dilutive potential common shares were issued. Since

the Company has no common shares that are potentially

issuable, such as stock options, convertible securities or

warrants, basic and diluted EPS are the same.

NOTE D: STOCK OFFERINGS

In March of 1999, the Company completed the sale of

100,000 shares of its common stock at $.10 per share

for $10,000. The proceeds were to be used for internet

web page design and internet consulting research.

In June of 2000, the Company sold 70,000 shares of its

common stock in a private placement at $.50 per share

for a total of $35,000. The net proceeds were to be used

for the marketing of travel-related services using the

internet.

All of the above shares were issued pursuant to an

exemption from registration requirements under

section 4(2) of the Securities Act.

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NOTE E: CHANGE OF COMPANY NAME

On February 25, 2000, the stockholders approved a

change of the name of the Company from "Diligencia

Technologies, Inc." to "MyTravelGuide.com, Inc."

NOTE F: STOCK SPLIT

On June 21, 2000, the stockholders approved a 17 for

1 split of the Company's common stock. Holders of

the 200,000 shares of stock outstanding were issued

shares to bring the total shares outstanding to

3,400,000.

NOTE G: NOTES PAYABLE

The Company has borrowed money on individual

unsecured notes, payable on demand, with interest

rates of 10% compounded semi-annually, as follows:

December of 2000: $10,000

December of 2000: 10,000

February of 2001: 3,500

March of 2001: 5,000

March of 2001: 5,000

Total $33,500

The proceeds were used for working capital and for

the marketing of travel-related services using the

internet.

NOTE H: EXCHANGE OF STOCK FOR FUTURE SERVICES

In March of 2001, the Company approved the issuance of

45,000 shares of its common stock in exchange for future

services valued at $1.00 per share for a total of $45,000.

No shares were issued as of March 31, 2001.